UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2008

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

16701 Greenspoint Park Drive, Suite 200
Houston, Texas 77060
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01         Regulation FD Disclosure.

On April 30, 2008, Eagle Rock issued a press release announcing that it will pay a quarterly cash distribution of $.40 per unit for the quarter ended March 31, 2008.  The distribution will be paid on May 15, 2008 to all unitholders of record as of May 9, 2008.

A copy of the press release is attached hereto as Exhibit 99.1.  In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit are deemed to be furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01         Other Events.

On April 30, 2008, Eagle Rock Energy  Partners,  L.P., a Delaware  limited partnership ("Eagle Rock"), completed the acquisition of all of the outstanding capital stock of Stanolind Oil and Gas Corp., a Delaware corporation ("Stanolind"), for an  aggregate  purchase  price of $79 million, subject to working capital adjustments and other purchase price adjustments (the "Acquisition").  The purchase price was based on a reserve report of the oil and gas properties to be acquired in the Acquisition dated as of December 31, 2007.

As previously  announced, Stanolind's oil and gas properties include an estimated 290 producing wells (as of December 31, 2007) with an estimated net production of 850 Boe/d (as of April 1, 2008) and an estimated proved reserves of 6.7 MMBoe (as of December 31, 2007), of which 47% is proved developed producing.  The Acquisition is expected to generate approximately $15.3 million of annualized adjusted EBITDA, with $1.5 million annual maintenance capital expenditures.

One or more Natural Gas Partners’ private equity funds ("NGP"), which directly or indirectly owns a majority of the equity interests in Stanolind, is an affiliate of Eagle Rock and is the majority owner of the sole owner of Eagle Rock Energy G&P, LLC (the "Company"), which is the general partner of Eagle Rock Energy GP, L.P., which is the general partner of Eagle Rock.  Because of the potential for conflict between the interests of the Company and the non-affiliated unitholders of Eagle Rock, the Board of Directors of the Company (the "Board") authorized the Company's Conflicts Committee to review, evaluate, and, if the Conflicts Committee deemed appropriate, approve the Acquisition.  The Conflicts Committee, which consists of independent directors of the Board, determined that the Acquisition was fair and reasonable to Eagle Rock and its non-affiliated unitholders and recommended to the Board that the transaction be approved and authorized, and the Board subsequently approved and authorized the transaction.

Item 9.01                                 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.                                 Description

99.1	Press Release of Eagle Rock Energy Partners, L.P. dated April 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

By:	Eagle Rock Energy GP, L.P.,
its general partner

By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: May 1, 2008	By:	/s/ Joseph A. Mills
Joseph A. Mills
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.                                 Description

99.1	Press Release of Eagle Rock Energy Partners, L.P. dated April 30, 2008.